Exhibit 10.33

Property Leasing Contract

Contract No.: _________________

Lessor: Hunan Dingchentai Investment Co., Ltd. (hereinafter referred to as “Party A”)

Lessee: Hunan Ruixi Financial Leasing Co., Ltd. (hereinafter referred to as “Party B”)

According to the Contract Law of the People's Republic of China and relevant laws and regulations, in order to clarify the rights and obligations of both parties, on an equal and voluntary basis, Party A and Party B hereby enter into this contract (this “Contract”) pursuant to which, Party A leases its property to Party B and Party B leases Party A’s property after reaching a consensus.

Article 1 Property Profile

Party A agrees to lease the following property to Party B and Party B is willing to rent the property below (the “Property”).

Location (Detailed Address): 9/F, Building 1, Huitong Building, 168 Hehua Road, Furong District, Changsha.

Space: 625 square meters.

Article 2 Term of Lease and Purpose

1. The term of lease is 60 months from November 1, 2018 to October 31, 2023.

2. Party B guarantees to Party A that the Property is for office use only.

3. Before the expiration of the lease term, if Party B needs to continue to rent the Property, it must inform Party A thirty days in advance. If Party A continues to lease the Property, Party B has the right of first refusal and the Contract may be renewed upon Party A’s consent.

4. When the Contract expires and Party B cannot find another property, Party A shall give a one-month grace period, and the rent for the grace period is the same as the rent agreed in this Contract.

Article 3 Rent and Term of Deposit Payment

1. Party A and Party B agree that the monthly rent is tax-included RMB 25,325.00 (RMB TWENTY FIVE THOUSAND THREE HUNDRED TWENTY FIVE YUAN ONLY). The rent shall be paid on a quarterly basis. In the first month of the term of lease, Party B shall pay the rent for the first quarter to Party A, with the next quarter’s amount paid at the end of each quarter afterwards. Party A shall promptly provide Party B with a formal value-added-tax (“VAT”) invoice for rent.

2. Party A shall ensure that the VAT invoice issued to Party B is full, true, legal and valid. If Party B has tax risks or economic losses in the future (including but not limited to taxes, late fees, fines, related losses, etc.) due to Party A or due to the VAT invoice, Party A shall be fully liable therefor and Party B reserves the right to initiate further legal proceedings.

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3. The lease deposit is RMB 10,000 (RMB TEN THOUSAND YUAN ONLY). After Party A receives the deposit, Party A shall provide Party B with a formal deposit receipt.

The lease deposit is not used as the rent from Party B and is only used to protect the integrity of the Property. Where the lease expires or the parties agree to terminate this Contract in advance and Party B has no intention to damage the Property, Party A shall return the lease deposit in full without interest. In case of any man-made damage, Party A has the right to deduct from the deposit in advance according to the market price (Party A should provide legal evidence for the paid part), with the rest returned to Party B without interest.

Article 4 Rights and Obligations of Party A

1. Party A shall deliver the Property to Party B within the agreed time and ensure that the facilities of the Property for power supply, heating, water supply and sewage discharge are in working order. In case of water leakage, abnormal supply of water and electricity that affects the normal use of the Property by Party B, Party A shall resolve it within one day after receiving the notice from Party B.

2. Party A shall guarantee that the title of the Property is clear, and the firefighting acceptance is qualified and meets the using requirements of the Property leased. If the Property has a title dispute or creditor's rights and debts related to Party A, Party A shall be held accountable. Party A shall compensate Party B for the losses caused thereby.

3. Party A shall be responsible for the regular inspection of the Property and bear the normal property maintenance costs. If Party B or the third party suffers personal and property losses due to Party A’s delay in repairing the Property, Party A shall be fully responsible therefor.

4. If Party A needs to sell, transfer or mortgage the Property, Party A must notify Party B in writing three months in advance and expressly guarantee that such sale or transfer will not affect the performance of this Contract. Otherwise, Party A shall double the refund of the deposit and fully compensate Party B for the expenses incurred in the renovation of the Property. If it causes other losses to Party B, Party A shall be responsible for compensation.

5. At the end of the term of lease, Party B is allowed to relocate or remove its own items such as air conditioners that are installed at Party B’s own expense at the time of entry, but the principle is that such removal shall not affect the original condition of the Property at the time of initial delivery.

Article 5 Rights and Obligations of Party B

1. Party B guarantees to pay the rent to Party A on time within the term of lease. Where Party B has a special reason (such as business trip, etc.), the consent of Party A is necessary for late rent payment.

2. Party B shall use the Property as per the situation at the time of handover of the Property and shall not arbitrarily change the main structure of the Property. If it is necessary to renovate or change the internal structure or facilities of the Property, it shall obtain Party A’s consent in advance.

3. Except force majeure, where the Property or its facilitates are damaged due to Party B’s improper use or other human factors, Party B shall repair or be responsible for compensation.

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4. Without the written consent of Party A during the term of lease, Party B shall not sublease all or part of the leased Property to a third party or exchange it with a third party for use. Otherwise, Party A has the right to terminate the Contract, recover the leased Property and refund the deposit.

5. Party B must use the Property according to the specified purpose hereunder. If there is any illegal act in the Property, Party B shall be deemed to have a material breach of the contract. Party A has the right to terminate the Contract in advance, recover the leased Property, and refund the deposit.

6. Party B shall pay attention to fire safety and shall not illegally store dangerous articles such as flammables or explosives in the Property.

7. Where Party A charges Party B the fee other than the agreed rent, Party B shall have the right to refuse to make payment.

Article 6 Default

1. Once this Contract is signed, both parties shall perform in accordance with the Contract. If any party fails to perform, partially performs or is not willing to perform any of the terms stipulated in this Contract or unilaterally terminates or cancels this Contract, such act constitutes a breach of contract and the breaching party shall be liable to the other party therefor, in which case, the breaching party shall pay the other party a liquidated damage of 20% of the annual rent hereunder and compensate for all losses caused thereby.

2. Where Party A fails to deliver an eligible property to Party B in time according to the Contract, Party A shall pay Party B a equal to 1% of the monthly rent for each day overdue. If Party A has overdue delivery for more than 15 days, Party B has the right to terminate the Contract and Party A shall double refund the deposit of Party B together with all rents paid by Party B and compensate for the losses caused to Party B.

3. Party B shall pay the rent on time. If the rent is overdue for no reason and is delayed without the consent of Party A, Party A shall charge a penalty equal to 1% of the monthly rent for each day overdue. Where Party B defaults on rent payment and fails to notify Party A of the reason for 15 days, Party A has the right to terminate this Contract and it shall be deemed that Party B automatically give up the right to rent the Property.

Article 7 Disclaimer

Where there is a need to dismantle or renovate the leased Property due to municipal construction, Party A shall notify Party B three months in advance. In this case, both Party A and Party B shall not be liable the losses to the other party.

Where the Contract is terminated due to the above reasons, the rent shall be calculated based on the actual use time, with refund for any overpayment or a supplemental payment for any deficiency. At the same time, Party A shall refund the deposit of RMB 10,000.00 (RMB TEN THOUSAND YUAN ONLY) to Party B.

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Article 8 Dispute

In the event of a dispute for the performance of this Contract, the parties shall first resolve it through friendly negotiation. If the negotiation fails, they may file a lawsuit in the court where the Property is located.

Article 9 For matters not covered by this Contract, Party A and Party B may have negotiation thereon and sign a supplemental agreement. The supplemental agreement shall have the same legal effect as this Contract after being signed and sealed by both parties.

Article 10 Supplementary Provisions

The Contract shall take effect from the date of signature and seal by both parties. It is made in duplicate, with Party A and Party B holding one copy respectively.

Article 11 Miscellaneous

1. Interior decoration and main equipment of the Property

Decoration situation: general decoration standard; main equipment situation: none.

2. Other matters: Party B rents the Property for the normal and legal use as office or AIC registration address. If the lease is not renewed before expiration, before both parties terminate this Contract, Party B needs to change the business registration address. Otherwise it shall be deemed as Party B’s breach of this Contract, in which case, Party B shall pay liquidated damages of RMB 5,000 to Party A.

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Party A (Leaser): Hunan Dingchentai Investment Co., Ltd.

Legal representative or authorized representative:	/s/ Xiaojuan Lin

Date of Signing: October 31, 2018

Party B (Lessee): Hunan Ruixi Financial Leasing Co., Ltd.

Legal representative or authorized representative:

Date of Signing: October 31, 2018

Place of Signing: Changsha, Hunan

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